CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-QSB of Intelligentias, Inc. (the “Company”) for the three and six months ended June 30, 2007, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Ian Rice, Chief Executive Officer of the Company hereby certifies, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)

The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By:

/s/ IAN RICE

Ian Rice

Chief Executive Officer and Chairman of the Board of Directors

August 20, 2007